Following is information about the computation of the earnings per share (EPS) data for the periods ended March 31, 1998 and 1997:


                                                     For the Period Ended March 31, 1998
                                                     ------------------------------------
                                                       Income        Shares     Per-Share
                                                     (Numerator) (Denominator)   Amount
                                                     ------------------------------------
Basic EPS
Income available to common stockholders ...........   $ 174,366    4,609,513     $   0.04
                                                                                 ========

Effect of Diluted Securities (none in 1st Qtr 1998)          --          --
                                                      ---------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions ......................   $ 174,366    4,609,513     $   0.04
                                                      ======================     ========


                                                      For the Period Ended March 31, 1997
                                                     ------------------------------------
                                                       Income        Shares     Per-Share
                                                     (Numerator) (Denominator)   Amount
                                                     ------------------------------------

Basic EPS
Income available to common stockholders ............  $  70,225    4,583,973     $   0.02
                                                                                 ========

Effect of Diluted Securities

Employee stock options .............................                147,715
Common stock warrants ..............................                323,959
                                                      ---------------------

Diluted EPS
Income available to common stockholders
    plus assumed conversions .......................  $  70,225   5,055,647      $   0.01
                                                      =====================      ========